Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Matt Chesler, CFA
	745 Fifth Avenue, 19th Floor		VP, Investor Relations
	New York, NY 10151		646-412-6877
mchesler@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE MONTHS ENDED MARCH 31, 2015

FIRST QUARTER HIGHLIGHTS:

•	Revenue increased to $302.2 million from $274.9 million, an increase of 10.0%
•	Net loss attributable to MDC Partners of ($32.1) million versus ($8.8) million in the same period last year
•	Organic revenue increased 7.4%
•	Adjusted EBITDA of $31.2 million versus $35.8 million in the same period last year (see Schedules 2 and 3)
•	Adjusted EBITDA margin of 10.3% versus 13.0% in the same period last year (see Schedules 2 and 3)
•	Adjusted EBITDA Available for General Capital Purposes of $10.3 million versus $20.5 million in the same period last year (see Schedule 4)
•	Net New Business wins totaled $27.9 million
•	Declared cash dividend of $0.21 per share

New York, NY, April 27, 2015 (NASDAQ: MDCA; TSX: MDZ.A) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three months ended March 31, 2015.

Miles S. Nadal, Chairman and Chief Executive Officer of MDC Partners, said, “We are pleased with our operational and financial results in the first quarter, which included organic revenue growth of 7.4% and profitability that is tracking according to our full-year plan. The $28 million of net new business in the first quarter, last year’s record new business performance, and our ongoing focus on profitable organic growth, expanding margins, and improved cash generation, positions us nicely to deliver on our annual projections and we are therefore reiterating our 2015 financial guidance.”

Guidance for 2015 is maintained as follows:

			Implied
	2014	2015	Year over Year
	Actuals	Guidance	Change
Revenue	$1.22 billion	$1.300 - $1.330 billion	+6.5% to +8.5%

Adjusted EBITDA	$179.4 million	$195 - $205 million	+8.7% to +14.3%

Implied Adjusted EBITDA Margin	14.7%	15.0% to 15.4%	+35 to 75 basis points

Adjusted EBITDA Available for
General Capital Purposes	$98.8 million	$109 - $119 million	+10.3% to +20.4%

Consolidated revenue for the first quarter of 2015 was $302.2 million, an increase of 10.0%, compared to $274.9 million in the first quarter of 2014. Adjusted EBITDA for the first quarter of 2015 was $31.2 million compared to $35.8 million in the first quarter of 2014. Net loss attributable to MDC Partners in the first quarter was ($32.1) million compared to a loss of ($8.8) million in the first quarter of 2014. Loss per share from continuing operations attributable to MDC Partners common shareholders for the first quarter of 2015 was ($0.52) compared to a loss of ($0.17) per share in the first quarter of 2014. Adjusted EBITDA Available for General Capital Purposes was $10.3 million in the first quarter of 2015 compared to $20.5 million in the first quarter of 2014.

David Doft, CFO of MDC Partners, said, “This was a solid performance this quarter despite continued currency headwinds that negatively impacted reported revenue by two percent and the previously disclosed timing of revenue recognition for some of our larger, more complicated pieces of new business. Notwithstanding these factors, the year is very much on track with our projections as we expect profitability growth to accelerate as the year progresses. Our business is strong and we remain highly focused on executing the strategic and financial framework that we have previously presented, which we are confident will drive increasing value to our shareholders over time.”

Perquisite Repayment; Implementation of New Policies and Procedures

MDC Partners is committed to the highest standards of corporate governance and transparency in its reporting practices. Since October 5, 2014, the Company has been actively cooperating with the production of documents for review by the Securities and Exchange Commission (the “SEC”) pursuant to a Subpoena. In connection with this production of documents, the Company formed a Special Committee of independent directors to review certain matters relating to the reimbursement of expenses incurred by the CEO. The Special Committee is being advised by Bruch Hanna LLP, as special independent advisor, and by Simpson Thacher & Bartlett LLP, as legal counsel. The Special Committee, through its counsel, received full cooperation from Company management and Board members, reviewed and analyzed thousands of documents, emails and other accounting information, and interviewed several individuals.

The Special Committee completed an extensive review of perquisites and payments made by the Company to or on behalf of Miles Nadal and Nadal Management Limited during the six-year period from 2009 through 2014. The review included a detailed analysis of the available back-up documentation supporting such payments, as well as consideration of the Management Services Agreement among Mr. Nadal, Nadal Management Limited and the Company and certain historical practices. These payments included, among other things, travel and commutation expenses, charitable donations, medical expenses, and certain expenses for which the information was incomplete.

Mr. Nadal cooperated fully with the review. Following the review, Mr. Nadal agreed to reimburse the Company for perquisites and payments for which the Company sought reimbursement, in the aggregate amount of $8.6 million. The Company does not expect there will be any impact to its previously issued financial statements as a result of the review.

During the quarter ended March 31, 2015, the Company incurred approximately $5.8 million in legal fees and other related expenses relating to the SEC inquiry. The Company expects to recognize a gain of $8.6 million in the quarter ending June 30, 2015, relating to the reimbursement of perquisites and payments by the CEO.

In addition to this reimbursement, the Special Committee recommended, the Audit Committee has adopted, and the Company has adopted and implemented, a series of remedial steps to improve and strengthen the Company’s internal controls and procedures regarding travel, entertainment and related expenses. The remedial steps include:

•	Adoption and implementation of a new Private Aircraft Usage Policy and a new Travel & Entertainment Policy.

•	Hiring two (2) new senior executives, including a Senior Vice President, Internal Controls and Compliance and a Director, Compliance & Risk Management. These new senior executives are responsible for managing internal controls, reviewing monthly expense reports and ensuring full compliance with the Company’s new policies. Both senior executives report to the Company’s independent Audit Committee.

•	Quarterly review and reporting to the Company’s Audit Committee with respect to compliance by the Company’s executive officers with travel and expense reimbursement policies.

The Subpoena received from the SEC also requested production of documents relating to the Company’s goodwill and certain other accounting practices, as well as information relating to trading in the Company’s securities by third parties. The Company has been fully cooperating with the SEC and believes that the inquiries are at an early stage.

Effective as of April 23, 2015, the Company’s prior Chief Accounting Officer, Michael Sabatino, transitioned to a new role in the company, in which he will work on special projects. In connection with this transition in Mr. Sabatino’s role and responsibilities, Mr. Doft has assumed the additional role as the Company’s principal accounting officer.

MDC Partners Announces $0.21 per Share Quarterly Cash Dividend

MDC Partners today also announced that its Board of Directors has declared a cash dividend of $0.21 per share on all of its outstanding Class A shares and Class B shares. The quarterly dividend will be payable on or about May 22, 2015, to shareholders of record at the close of business on May 8, 2015.

Conference Call

Management will host a conference call on Monday, April 27, 2015, at 4:30 p.m. (ET) to discuss results. Access the conference call by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 9:00 a.m. (ET), May 12, 2015, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10064651), or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the world’s largest Business Transformation Organizations that utilizes technology, marketing communications, data analytics, insights and strategic consulting solutions to drive meaningful returns on Marketing and Communications Investments for multinational clients in the United States, Canada, Europe, Asia and Latin America.

MDC Partners’ durable competitive advantage is to Empower the Most Talented Entrepreneurial Thought Leaders to Drive Business Success to new levels of Achievement, for both our Clients and our Shareholders, reinforcing the Company’s reputation as “The Place Where Great Talent Lives.”

MDC Partners’ Class A shares are publicly traded on NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.A”.

Please visit us: www.mdc-partners.com

Follow us on Twitter: http://www.twitter.com/mdcpartners

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results. These non-GAAP financial measures relate to: (1) presenting Adjusted EBITDA and EBITDA margin (as defined) for the three months ended March 31, 2015, and 2014; and (2) presenting Adjusted EBITDA Available for General Capital Purposes for the three ended March 31, 2015, and 2014. Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with the Subpoena and ongoing SEC investigation outlined in this press release;
•	risks associated with severe effects of international, national and regional economic downturn;
•	the Company’s ability to attract new clients and retain existing clients;
•	the spending patterns and financial success of the Company’s clients;
•	the Company’s ability to retain and attract key employees;
•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;
•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and
•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, except share and per share amounts)

	Three Months Ended March 31,
	2015	2014

Revenue	$302,222	$274,854

Operating Expenses:
Cost of services sold	210,419	181,468
Office and general expenses	74,308	71,336
Depreciation and amortization	12,300	10,482
	297,027	263,286

Operating profit	5,195	11,568

Other Income (Expenses):
Other, net	(18,040)	(6,571)
Interest expense and finance charges	(15,096)	(12,759)
Interest income	119	140

Loss from continuing operations before income taxes
and equity in non-consolidated affiliates	(27,822)	(7,622)

Income tax benefit	(4,054)	(346)

Loss from continuing operations before equity in non-consolidated affiliates	(23,768)	(7,276)
Equity in earnings of non-consolidated affiliates	351	63

Loss from continuing operations	(23,417)	(7,213)
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes	(6,294)	(271)
Net loss	(29,711)	(7,484)
Net income attributable to the noncontrolling interests	(2,380)	(1,362)
Net loss attributable to MDC Partners Inc.	$(32,091)	$(8,846)

Loss Per Common Share:
Basic and Diluted
Loss from continuing operations attributable to MDC
Partners Inc. common shareholders	$(0.52)	$(0.17)
Discontinued operations attributable to MDC
Partners Inc. common shareholders	$(0.13)	$(0.01)
Net loss attributable to MDC Partners Inc.
common shareholders	$(0.65)	$(0.18)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	49,754,961	49,338,332

SCHEDULE 2

MDC PARTNERS INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended March 31, 2015

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$240,436	$61,786	$-	$302,222

Net loss attributable to MDC Partners Inc.				$(32,091)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests				2,380
Loss from discontinued operations attributable to
MDC Partners Inc., net of taxes				6,294
Equity in earnings of non-consolidated affiliates				(351)
Income tax benefit				(4,054)
Interest expense and finance charges, net				14,977
Other, net				18,040
Operating profit (loss)	$18,831	$809	$(14,445)	5,195
margin	7.8%	1.3%		1.7%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	6,423	5,430	447	12,300
Stock-based compensation	2,524	1,121	800	4,445
Acquisition deal costs	449	6	419	874
Deferred acquisition consideration adjustments to P&L	1,548	700	-	2,248
Profit distributions from non-consolidated affiliates	304	30	8	342
Other non-recurring items **	-	-	5,762	5,762

Adjusted EBITDA *	$30,079	$8,096	$(7,009)	$31,166
margin	12.5%	13.1%		10.3%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization,
**	Other non-recurring items includes ongoing legal fees and other related expenses related to the SEC inquiry. Additional costs may be incurred in future periods

SCHEDULE 3

MDC PARTNERS INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended March 31, 2014

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$214,804	$60,050	$-	$274,854

Net loss attributable to MDC Partners Inc.				$(8,846)
Adjustments to reconcile to Operating profit (loss):
Net loss attributable to the noncontrolling interests				1,362
Loss from discontinued operations attributable to
MDC Partners Inc., net of taxes				271
Equity in earnings of non-consolidated affiliates				(63)
Income tax benefit				(346)
Interest expense and finance charges, net				12,619
Other, net				6,571
Operating profit (loss)	$24,050	$(2,005)	$(10,477)	$11,568
margin	11.2%	-3.3%		4.2%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	5,148	4,832	502	10,482
Stock-based compensation	2,139	1,277	952	4,368
Acquisition deal costs	155	584	332	1,071
Deferred acquisition consideration adjustments to P&L	4,445	3,577	-	8,022
Profit distributions from non-consolidated affiliates	-	238	43	281

Adjusted EBITDA *	$35,937	$8,503	$(8,648)	$35,792
margin	16.7%	14.2%		13.0%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation,

SCHEDULE 4

MDC PARTNERS INC.

ADJUSTED EBITDA AVAILABLE FOR GENERAL CAPITAL PURPOSES

(US$ in 000s)

	Three Months Ended March 31,
	2015	2014
Adjusted EBITDA (1)	$31,166	$35,792
Net income attributable to noncontrolling interests	(2,380)	(1,362)
Capital expenditures, net (2)	(5,300)	(2,496)
Cash taxes	(540)	(83)
Cash interest, net & other (3)	(12,651)	(11,331)

Adjusted EBITDA Available for General Capital Purposes (4)	$10,295	$20,520

(1)	Adjusted EBITDA is a non GAAP measure. See schedules 2 and 3 for a reconciliation of Net income (loss) to Adjusted EBITDA.
(2)	Capital expenditures, net represents capital expenditures net of landlord reimbursements.
(3)	Cash interest, net & other represents the quarterly accrual of cash interest under our Senior Notes.
(4)	Adjusted EBITDA Available for General Capital Purposes is a non-GAAP measure, and represents funds available for repayment of debt, acquisitions, deferred acquisition consideration, dividends, and other general corporate initiatives.

SCHEDULE 5

MDC PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	March 31,	December 31,
	2015	2014

Assets
Current Assets:
Cash and cash equivalents	$17,612	$119,767
Accounts receivable, net	453,362	355,295
Expenditures billable to clients	45,854	40,202
Other current assets	48,892	36,978
Total Current Assets	565,720	552,242

Fixed assets, net	59,598	60,240
Investment in non-consolidated affiliates	8,888	6,110
Goodwill	838,857	851,373
Other intangible assets, net	77,365	86,121
Deferred tax assets	23,570	18,758
Other assets	66,127	74,046
Total Assets	$1,640,125	$1,648,890

Liabilities, Redeemable Noncontrolling Interests and Shareholders’ Deficit
Current Liabilities:
Accounts payable	$251,892	$316,285
Accruals and other liabilities	324,021	271,273
Advance billings	173,104	142,608
Current portion of long term debt	532	534
Current portion of deferred acquisition consideration	100,131	90,804
Total Current Liabilities	849,680	821,504

Long-term debt, less current portion	761,799	742,593
Long-term portion of deferred acquisition consideration	100,673	114,564
Other liabilities	45,814	45,861
Deferred tax liabilities	78,740	77,997
Total Liabilities	1,836,706	1,802,519

Redeemable Noncontrolling Interests	202,338	194,951

Shareholders’ Deficit
Common shares	268,822	265,818
Charges in excess of capital	(229,622)	(209,668)
Accumulated deficit	(521,724)	(489,633)
Accumulated other comprehensive loss	(40)	(7,752)
MDC Partners Inc. Shareholders’ Deficit	(482,564)	(441,235)
Noncontrolling Interests	83,645	92,655
Total Shareholders’ Deficit	(398,919)	(348,580)

Total Liabilities, Redeemable Noncontrolling
Interests and Shareholders’ Deficit	$1,640,125	$1,648,890

SCHEDULE 6

MDC PARTNERS INC.

SUMMARY CASH FLOW DATA

(US$ in 000s)

	Three Months Ended March 31,
	2015	2014

Cash flows used in continuing operating activities	$(118,552)	$(40,049)
Discontinued operations	(1,294)	746
Net cash used in operating activities	(119,846)	(39,303)

Cash flows used in continuing investing activities	(8,913)	(44,243)
Discontinued operations	(153)	(500)
Net cash used in investing activities	(9,066)	(44,743)

Net cash provided by (used in) continuing financing activities	26,086	(451)
Discontinued operations	(40)	(40)
Net cash provided by (used in) financing activities	26,046	(491)

Effect of exchange rate changes on cash and cash equivalents	711	27

Net increase in cash and cash equivalents	$(102,155)	$(84,510)